                                                                      EXHIBIT 28


                           EXECUTIVE STOCK AGREEMENT
                           -------------------------

          THIS AGREEMENT is made as of January 31, 1995, between The Coinmach Corporation, a Delaware corporation (the "Company"), Russell Harrison
                                          -------
("Executive") and Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR").
  ---------                                                      ----

          The Company and Executive desire to enter into an agreement pursuant to which Executive will purchase, and the Company will issue, 250 shares of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common
                                                                --------------
Stock"). Certain definitions are set forth in paragraph 8 of this Agreement.
-----

          Simultaneously with the execution of this Agreement, David Tulkop ("Tulkop") and Charles Prato ("Prato") are each entering into executive stock
  ------                       -----
agreements (the "Other Executive Stock Agreements") substantially similar to
                 --------------------------------
this Agreement pursuant to which Tulkop and Prato will acquire shares of the Company's Class B Common Stock, and each of Stephen R. Kerrigan ("Kerrigan"),
                                                                  --------
Mitchell Blatt ("Blatt") and Robert M. Doyle ("Doyle", and together with
                 -----                         -----
Kerrigan, Blatt, Executive, Tulkop and Prato "Management" and individually, a
                                              ----------
"Manager") are entering into a senior management agreement (the "Senior
 -------                                                         ------
Management Agreements") pursuant to which Kerrigan, Blatt and Doyle will acquire
---------------------
shares of the Company's Class B Common Stock.

          The execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of 72,516 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), by
                                                --------------------
GTCR pursuant to a purchase agreement dated as of the date hereof (the "Purchase
                                                                        --------
Agreement"). The Class A Common Stock and Class B Common Stock are hereinafter
---------
collectively referred to as the "Common Stock". Certain provisions of this
                                 ------------
Agreement are intended for the benefit of, and will be enforceable by, GTCR.

          The parties hereto agree as follows:

                PART I: PROVISIONS RELATING TO EXECUTIVE STOCK

          1. Authorization of the Common Stock. The Company shall authorize the
             ---------------------------------
issuance to Executive of 250 shares of Class B Common Stock having the rights set forth in Exhibit A attached hereto.
             ---------

          2. Acquisition of Stock.
             ---------------------
         (a) Purchase and Sale of Executive Stock. Upon execution of this
             ------------------------------------
Agreement, Executive will purchase, and the Company will sell, 250 shares of Class B Common Stock at a price of $29.167 per share. The Company will deliver to Executive the certificate representing such Common Stock, and Executive will deliver to the Company a check or wire transfer of funds in the aggregate amount of $1,458.35, and a promissory note in the form of Exhibit B attached hereto in
                                                   ---------
the aggregate amount of $5,833.40 (the "Executive Note"). Executive's
                                        --------------
obligations under the Executive Note will be secured by a pledge of all of the shares of Executive Stock to the Company and in connection therewith Executive shall enter into a pledge agreement in the form of Exhibit C attached
                                                   ---------
hereto.

         (b) Section 83(b) Election. Within 30 days after Executive purchases
             ----------------------
any Executive Stock, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit D
                                                                   ---------
attached hereto.

         (c) Executive's Representations and Warranties. In connection with the
             ------------------------------------------
issuance of the Executive Stock hereunder, Executive represents and warrants to the Company that, in each case, as of the Closing:

         (i) The Class B Common Stock to be acquired by Executive pursuant to this Agreement will be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and such Class B Common Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

        (ii) Executive has been an executive of Coinmach Industries Co., L.P., a New York limited partnership and one of the partnerships to be acquired by the Company and its Subsidiaries on the date hereof, and Executive is now an executive of Coinmach, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in such Class B Common Stock.

       (iii) Executive is able to bear the economic risk of his investment in such Class B Common Stock for an indefinite period of time, and Executive acknowledges that such Class B Common Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

        (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of such Class B Common Stock and has had full access to such other information concerning the Company as he has requested.

        (v) This Agreement, the Stockholders Agreement and the Registration Agreement constitute legal, valid and binding obligations of Executive, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement, the Other Executive Stock Agreements, the Stockholders Agreement and the Registration Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any law, rule, regulation, judgment, order or decree to which Executive is subject.

         3. Representations and Warranties of the Company. In connection with
            ---------------------------------------------
the issuance of the Executive Stock hereunder, the Company represents to Executive that, in each case, as of the Closing:

        (a) Organization and Corporate Power. The Company is a corporation duly
            --------------------------------
organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power and authority to carry out the transactions contem-
plated by this Agreement, the Stockholders Agreement and the Registration Agreement (the "Investment Agreements"). The copies of the Company's Certificate
                ---------------------
of Incorporation and Bylaws which have been furnished to Executive's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          (b) Capital Stock and Related Matters.
              ---------------------------------

            (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 10,000 shares which will be designated as Preferred Stock and 108,150 shares of Common Stock, of which 77,350 shares shall be designated as Class A Common Stock, 15,500 shares shall be designated Class B Common Stock, 7650 shares shall be designated as Class C Common Stock and 7650 shares shall be designated as Class D Common Stock. As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans other than pursuant to and as contemplated by this Agreement, the Senior Management Agreements, the Other Executive Stock Agreements, the Purchase Agreement, the Stockholders Agreement and the Company's Articles of Incorporation. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to this Agreement, the Senior Management Agreements, the Other Executive Stock Agreements, the Purchase Agreement and the Stockholders Agreement. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

            (ii) There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Common Stock hereunder, except as provided herein and in the Stockholders Agreement. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Common Stock pursuant to this Agreement do not and will not require registration under the Securities Act.

            (c) Conduct of Business; Liabilities. Other than in the course of
                --------------------------------
the negotiation, execution and delivery of this Agreement, the Senior Management Agreements, the Other Executive Stock Agreements, the Purchase Agreement and the other agreements contemplated hereby and thereby, prior to the Closing, the Company has not (i) conducted any business, (ii) incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company and whether due or to become due and regardless of when asserted), (iii) owned any assets, or (iv) entered into any contracts or agreements.

             4. Vesting of Executive Stock.
                --------------------------

             (a) Except as otherwise provided in paragraph 4(b) below, 20% of the Executive Stock will be deemed "Vested Shares" as of the date of Closing and the remainder of the Executive Stock will become vested in accordance with the following schedule, if as of each such date Executive is still employed by the Company or any of its Subsidiaries:


                                                 Cumulative
         Anniversary of                    Percentage of Executive
       the Date of Closing                       Stock Vested
       -------------------                 -----------------------

              1st                                      40
              2nd                                      60
              3rd                                      80
              4th                                     100

Any shares of Executive Stock which do not become Vested Shares under the foregoing provisions will remain "Unvested Shares."

             (b) If Executive ceases to be employed by the Company and its Subsidiaries on any date other than any anniversary date, the cumulative percentage of Executive Stock to become vested will be determined on a pro-rata basis according to the number of days elapsed since the prior anniversary date. Immediately prior to the closing of (i) any sale of the Company's equity securities which results in any person, or group of related persons not affiliated with GTCR, owning equity securities of the Company possessing the power to elect (without reference to any special or default voting rights) a majority of the members of the Board or (ii) a sale of all or substantially all of the Company's assets, all Unvested Shares will become Vested Shares.

             5. Repurchase Option.
                -----------------

             (a) In the event Executive violates paragraph 10(a) of this Agreement (a "Noncompete Breach"), or in the event Executive's employment by the
              -----------------
Company and its Subsidiaries terminates for any reason (a "Termination"), the
                                                           -----------
Executive Call Stock (whether held by Executive or one or more of Executive's transferees, other than the Company or GTCR) will be subject to repurchase by the Company first, Management second and GTCR third pursuant to the terms and conditions set forth in this paragraph 5 (the "Repurchase Option").
                                               -----------------

             (b) If the Repurchase Option becomes exercisable because of a Noncompete Breach or a Termination resulting from the Company's termination of Executive's employment for Cause, then, the purchase price for each share of
                                  ----
Executive Call Stock will be the lower of (a) Executive's Original Cost for such share or (b) the Fair Market Value of such share. If Executive's employment terminates other than as described in the preceding sentence, the purchase price for each (i) Unvested Share shall be Executive's Original Cost for such share, and (ii) Vested Share shall be the Fair Market Value of such share as of the date of the related Repurchase Notice or Investor Notice (as hereinafter defined), as the case may be.

             (c) The Company may, at the option of the Board, elect to purchase all or any portion of the Executive Call Stock from time to time by delivering written notice (the "Repurchase Notice") to Management, GTCR and the holder or
                     -----------------
holders of such Executive Call Stock from time to time during the 270 days after the Noncompete Breach or Termination, as the case may be. The Repurchase Notice will set forth the number of shares of Executive Call Stock, including the number of Unvested Shares and Vested

Shares, to be acquired from the recipient holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

          (d) If for any reason the Company has not elected to purchase all of the Executive Call Stock pursuant to the Repurchase Option, Management shall be entitled to exercise the Repurchase Option for any or all of the shares of Executive Call Stock, including the Unvested Shares and the Vested Shares, the Company has not yet elected to purchase (the "Available Shares"), by giving
                                              ----------------
written notice to the Company and the holder(s) of the Available Shares to be repurchased during the 30 days after the date of delivery to Management of the Repurchase Notice (the "Management Notice") setting forth the number of
                        -----------------
Available Shares each Manager is willing to purchase. If the Managers elect to purchase an aggregate number of shares greater than the number of Available Shares, the Available Shares shall be allocated among the Managers pro rata based on the number of shares of Common Stock owned by each Manager. As soon as practicable, and in any event, within 10 days after the expiration of the 30-day period set forth above, the Company shall notify the holder(s) of the Available Shares and GTCR as to the number of shares being purchased from such holder(s) by Management (the "Supplemental Repurchase Notice"). At the time the Company
                    ------------------------------
delivers the Supplemental Repurchase Notice to the holder(s) of the Available Shares, the Company shall also deliver written notice to each Manager and GTCR setting forth the number of shares such Manager is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction and, in the notice to GTCR, a statement of the number, type and purchase price of Available Shares available for purchase by GTCR.

          (e) If for any reason Management has not elected to purchase any or all of the Available Shares pursuant to paragraph 5(d) above, GTCR may elect to purchase any or all of the Available Shares not purchased by Management by giving written notice to the holder(s) of the Available Shares to be repurchased within 30 days after the date of delivery to GTCR of the Supplemental Repurchase Notice (the "Investor Repurchase Notice") setting forth the number of Available
             --------------------------
Shares GTCR is willing to purchase.

          (f) Each closing of the purchase of the Executive Call Stock pursuant to the Repurchase Option shall take place on the date designated by the Company, Management or GTCR in the related Repurchase Notice, Supplemental Repurchase Notice, or Investor Repurchase Notice, as the case may be, but in any event not later than 365 days after the date of the Noncompete Breach or Termination. At such closing, Executive shall deliver to the Company, Management and/or GTCR certificates representing the Executive Stock to be repurchased by the Company, Management and/or GTCR and the Company, Management and/or GTCR, as the case may be, will pay for the Executive Call Stock to be purchased pursuant to the Repurchase Option in the following manner:

             (i) In the event that no Event of Default has occurred and is continuing on the date of the Noncompete Breach or Termination, payment for the Executive Call Stock to be purchased shall be made by delivery to Executive of a cashier's or certified check or wire transfer of funds in the amount of one-half of the purchase price of the Executive Call Stock on the date of the closing of the Repurchase Option. Payment for the remaining one-half of the purchase price shall be made by delivery of a promissory note of the purchaser, with an aggregate principal amount equal to one-half of the purchase price of the Executive Stock to be repurchased, payable in one lump sum payment on the second anniversary of the date of issuance and bearing interest at the rate of 8% per annum.

             (ii) In the event that an Event of Default has occurred and is continuing on the date of the Noncompete Breach or Termination, payment for the Executive Call Stock to be purchased shall be made by delivery of a promissory note of the purchaser, with an aggregate principal amount equal to the total purchase price of the Executive Call Stock to be repurchased, payable in one lump sum payment on the fifth anniversary of the date of issuance and bearing interest at the rate of 8% per annum.

Any such note issued by the Company pursuant to subparagraphs (i) and (ii) above shall be junior and subordinated in right of payment to all indebtedness of the Company (for borrowed money or otherwise). In addition, the Company may pay the total purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by Executive to the Company. The Company,

Management and GTCR will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers' signatures be guaranteed.

          (g) If within six months following the repurchase of Executive Call Stock pursuant to paragraph 5(f) above, (i) a Sale of the Company or a Public Offering of the Company's Common Stock registered under the Securities Act occurs and (ii) the valuation of a share of Common Stock for such transaction (based upon the purchase price or liquidation proceeds per share of Common Stock or the Public Offering price per share of Common Stock, but reduced by any preferential amounts available to any of the classes of Common Stock) exceeds the amounts per share received by the holder(s) of Executive Call Stock upon the repurchase of Vested Shares, then such holder(s) of Executive Call Stock shall be entitled to receive from the Company the benefit of such higher valuation for the Vested Shares of Executive Call Stock sold under the Repurchase Option. The excess of (x) the amount which the holder(s) of Executive Call Stock would have received in such Sale of the Company or Public Offering assuming the sale of their Vested Shares of Executive Call Stock purchased by exercise of the Repurchase Option in connection with such transaction, over (y) the purchase price of the Vested Shares of Executive Call Stock paid to Executive under the Repurchase Option, shall be paid by certified check or cashier's check or wire transfer of funds to each such holder upon consummation of any such transaction. For purposes of this paragraph 5(g), "Sale" means the sale of all or substantially all of the assets of the Company or a sale of the Company's equity securities which results in any person, or group of related persons, owning equity securities of the Company possessing the power to elect (without reference to any special or default voting rights) a majority of the members of the Board, including any such sale accomplished by merger or consolidation.

          6. Restrictions on Transfer.
             ------------------------

           (a) Transfer of Executive Stock. On or prior to the Restriction Lapse
               ---------------------------
Date, Executive shall not transfer any interest in any shares of Executive Stock (a "Transfer"), except pursuant to the provisions of paragraph 5 or 6(e) of this
    --------
Agreement. After the Restriction Lapse date, Executive shall not Transfer any interest in any shares of Executive stock except (i) pursuant to the provisions of paragraph 5 or 6(e) of this Agreement, (ii) in a Public Sale or
(iii) pursuant to the provisions of paragraphs 6(b), 6(c) and 6(d) of this Agreement. Prior to effecting any Transfer of Executive Stock (other than to the Company, Management or GTCR), Executive shall obtain from each transferee their written agreement to be bound by the provisions of paragraph 6 of this Agreement for the benefit of the Company, Management and GTCR.

         (b) Sale Notice.  After the Restriction Lapse Date, prior to making any
             -----------
Transfer, Executive will give written notice (the "Sale Notice") to the Company,
                                                   -----------
each Manager and GTCR. The Sale Notice will disclose in reasonable detail the number of shares to be transferred and the terms and conditions of the proposed Transfer and, if known, the identity of the prospective transferee(s). Executive will not consummate any such Transfer until 90 days after the Sale Notice has been given to the Company, Management and GTCR, unless the parties to the Transfer have been fully determined pursuant to this paragraph 6(b) and paragraphs 6(c) and 6(d) prior to the expiration of such 90-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date.")
 ------------------

         (c) First Refusal Rights. The Company may elect to purchase all (but
             --------------------
not less than all) of the shares of Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Executive, each Manager and GTCR within 30 days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Executive Stock to be transferred, Management may elect to purchase all (but not less than all) of the Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to Executive, the Company and GTCR within 60 days after the Sale Notice has been given to Management. Management's rights hereunder shall be allocated among the Managers pro rata based on the number of shares of Common Stock owned by each Manager. If the Company and Management have not elected to purchase all of the Executive Stock to be transferred, GTCR may elect to purchase all (but not less than all) of the Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to Executive, the Company and each Manager within 90 days after the Sale Notice has been given to GTCR. If, the Company, Management or GTCR do not elect to purchase all of the shares of Executive Stock specified in the Sale Notice, Executive may transfer the shares of Executive Stock specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 30-day period immediately following the Authorization Date. Any shares of Executive Stock not transferred within such 30-day period will be subject to the provisions of this paragraph 6(c) upon subsequent transfer.

          (d) Co-Sale Rights.
              --------------

          (i) GTCR may elect to participate in the contemplated Transfer by delivering written notice to Executive within 90 days after delivery of the Sale Notice to GTCR. If GTCR has elected to participate in such Transfer, Executive and GTCR shall be entitled to sell in the contemplated Transfer, on the same terms and at the price calculated pursuant to subparagraph 6(d)(ii) below, a number of shares equal to the product of (x) the quotient determined by dividing the number of shares of Common Stock owned by such person by the aggregate number of shares of Common Stock owned by Executive and GTCR and (y) the number of shares to be sold in the contemplated Transfer.

    For example, if the Sale Notice contemplated a sale of 100 shares by
    -----------
    Executive, and if Executive was at such time the owner of 30% of the Company's Common Stock (on a fully-diluted basis) and if GTCR elected to participate and GTCR owned 20% of the Company's Common Stock (on a fully-diluted basis), Executive would be entitled to sell 60 shares (30% - 50% x 100 shares) and GTCR would be entitled to sell 40 shares (20% - 50% x 100 shares).

    Executive will use his best efforts to obtain the agreement of the prospective transferee(s) to the participation of GTCR in the contemplated transfer and will not transfer any Executive Stock to the prospective transferee(s) if such transferee(s) refuses to allow the participation of GTCR.

            (ii) The purchase price to be paid by any transferee for
shares of Class B Common and Class A Common transferred in accordance with this paragraph 6(d) shall be determined as follows: (i) the price per share to be paid for Class B Common included in such Transfer shall be equal to the amount per share of Class B Common which such transferee has agreed to pay to Executive and (ii) the price per share to be paid for Class A Common included in such Transfer shall be the price per share described in clause (i) plus the quotient
                                                              ----
(the "Per Share Preference") of (A) the sum of the Unreturned Preferred Amount
      --------------------
and the Unpaid Yield of the Class A Common at such time divided by (B) the
                                                        ----------
number of shares of Class A Common then outstanding.

            (e) Permitted Transfers. The restrictions contained in this
                -------------------
paragraph 6 shall not apply with respect to any Transfer of Executive Stock pursuant to applicable laws of descent and distribution or among such Executive and such Executive's Family Members; provided that such restrictions will continue to be applicable to the Executive Stock after any such transfer and the transferees of such Executive Stock have agreed in writing to be bound by the provisions of this Agreement.

            (f) Pledges.  Notwithstanding the provisions of this paragraph 6,
                -------
Executive may pledge any shares of Executive Stock to the Company to secure payment of the Executive Note.

            7. Additional Restrictions on Transfer of Executive Stock.
               ------------------------------------------------------

            (a) Legend. The certificates representing the Executive Stock will
                ------
bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF JANUARY 31, 1995, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO

             SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE STOCK AGREEMENT BETWEEN THE COMPANY, AN EXECUTIVE OF THE COMPANY, AND A CERTAIN INVESTOR, DATED AS OF JANUARY 31, 1995. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

             (b) Opinion of Counsel. No holder of Executive Stock may
                 ------------------
sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that (i) neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer or (ii) all such applicable registration and qualification requirements have been satisfied.

                          PART II: GENERAL PROVISIONS

             8. Definitions.
                -----------

              "Acquisition Agreement" means the agreement by and among
               ---------------------
the Company, CIC, the stockholders of CIC and the Subsidiary, dated as of January 31, 1995.

               "Cause" means (i) a material breach of any agreement with the
                -----
Company, its Subsidiaries or its stockholders by Executive (after notice and reasonable opportunity to cure), (ii) a breach of Executive's duty of loyalty to the Company or any of its Subsidiaries or any act of dishonesty, gross negligence, willful misconduct or fraud with respect to the Company or any of its Subsidiaries or any of their stockholders, customers or suppliers, (iii) the commission by Executive of a felony, a crime involving moral turpitude or other act or omission tending to cause harm to the standing and reputation of, or otherwise bring public disgrace or disrepute to, the Company or any of its Subsidiaries, (iv) Executive's continued failure or refusal to perform any material duty to the Company or any of its Subsidiaries which is normally attached to his position (after notice and reasonable opportunity to cure) or
(v) Executive's gross negligence or willful misconduct in performing those duties which are normally attached to his position (after notice and reasonable opportunity to cure). For purposes of this Agreement, "Executive's duty of loyalty to the Company or any of its Subsidiaries" shall include the Executive's fiduciary obligation to place the interests of the Company and its Subsidiaries ahead of his personal interests and thereby not knowingly profit personally at the expense of the Company or any of its Subsidiaries, and shall also include specifically the affirmative obligation to disclose promptly to the Board any known conflicts of interest Executive may have with respect to the Company and its Subsidiaries, and the negative obligations not to usurp corporate opportunities of the Company or any of its Subsidiaries, not to engage in any "conflict-of-interest" transactions with the Company or its Subsidiaries (without the approval of the board directors), and not to compete directly with the Company or its Subsidiaries (without the approval of the Board).

               "Event of Default" means Event of Default as defined in
                ----------------
the Credit Agreement, dated as of the date hereof, among Coinmach Industries Co., Super Laundry Equipment Co., L.P., Heller Financial, Inc., Jackson National Life Insurance Company and Jackson National Life Insurance Company of Michigan and any similar term in any replacement for, refinancing of, or modification or amendment to, such Credit Agreement.

          "Executive Call Stock" means at any time (i) all equity securities of
           --------------------
the Company then held by Executive or a Family Member, (ii) all equity securities of the Company which at any time have been held by Executive (whether or not then held by Executive), and (iii) all equity securities of the Company issued or issuable directly or indirectly with respect to any equity securities described in clause (i) or (ii) above in connection with a combination of shares, dividend, recapitalization, merger, consolidation, reorganization or otherwise; provided that any equity securities which had been Executive Call
           --------
Stock and which have been transferred in accordance with the terms of this Agreement will not be Executive Call Stock at any subsequent time unless held at the time of determination by Executive or a Family Member.

          "Executive Stock" means the shares of the Company's Class B Common
           ---------------
Stock purchased hereunder.

          "Fair Market Value" of each share of Common Stock constituting
           -----------------
Executive Stock at the time of valuation means Fair Market Value as defined in the Stockholders Agreement, except that Operating Cash Flow will be determined based upon the twelve (12) month period ending on the fiscal quarter end immediately preceding the date of Termination or of the Noncompete Breach, as the case may be.

          "Family Members" means Executive's spouse and/or lineal descendants, a
           --------------
trust for the sole benefit of Executive and/or Executive's spouse or lineal descendants or upon Executive's death, Executive's estate.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "Original Cost" of each share of Class B Common Stock purchased
           -------------
hereunder will be equal to $29.167 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

          "Public Offering" means the sale in an underwritten public offering
           ---------------
registered under the Securities Act (other than on Form S-8 or a similar or successor form) of shares of the Company's Common Stock approved by the Board.

          "Public Sale" means any sale pursuant to a registered Public Offering
           -----------
under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

          "Registration Agreement" means the Registration Agreement dated as of
           -----------------------
the date hereof among the Company, the Investors (as defined in that Agreement) and Executive.

          "Restriction Lapse Date" means the earlier of (i) the fifth
           ----------------------
anniversary of the date of this Agreement and (ii) the date of the closing of any Public Offering.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended from time to time.

          "Stockholders Agreement" means the Stockholders Agreement dated as of
           -----------------------
the date hereof among the Company, the Investors (as defined in that Agreement) and Executive.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

         "Transfer" means to sell, transfer, assign, pledge or otherwise dispose
          --------
of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

         "Unreturned Preferred Amount" means the "Unreturned Preferred Amount"
          ---------------------------
as defined in the Company's Certificate of Incorporation.

         "Unpaid Yield" means the "Unpaid Yield" as defined in the Company's
          ------------
Certificate of Incorporation.

         9. Notices. Any notice provided for in this Agreement must
            -------
be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to each person at the address set forth below:

            If to the Company:
            -----------------

               The Coinmach Corporation
               55 Lumber Road
               Roslyn, New York 11576
               Attention: President

            With a Copy (which will constitute notice to the Company) to:
            ------------------------------------------------------------

               Anderson Kill Olick & Oshinsky, P.C.
               1251 Avenue of the Americas
               New York, New York 10020
               Attention:  Ronald S. Brody, Esq.

            If to the Executive:
            -------------------
               Russell Harrison
               c/o The Coinmach Corporation
               55 Lumber Road
               Roslyn, New York 11576

            With a copy (which will not constitute notice to Executive) to:
            --------------------------------------------------------------
               Anderson Kill Olick & Oshinsky, P.C.
               1251 Avenue of the Americas
               New York, New York 10020
               Attention:  Ronald S. Brody, Esq.

            If to GTCR:
            ----------

               Golder, Thoma, Cressey, Rauner Fund IV, L.P.
               6100 Sears Tower
               Chicago, Illinois 60606
               Attention: Bruce V. Rauner
                          David A. Donnini

            with a copy (which will not constitute notice to GTCR) to:
            ---------------------------------------------------------
               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois 60601
               Attention: Kevin R. Evanich, Esq.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

           10. General Provisions.
               ------------------

            (a) Transfers in Violation of Agreement. Any Transfer or
                -----------------------------------
attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

          (b) Severability. Whenever possible, each provision of this Agreement
              ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) Complete Agreement. This Agreement, those documents expressly
              ------------------
referred to herein and other documents of even date herewith (i) embody the complete agreement and understanding among the parties and (ii) supersede and preempt any prior summaries of terms and conditions, understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d) Counterparts. This Agreement may be executed in separate
              ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e) Successors and Assigns. Except as otherwise provided herein, this
              ----------------------
Agreement shall bind Executive and the Company and their respective successors and permitted assigns and inure to the benefit of and be enforceable by Executive, the Company, GTCR and their respective successors and permitted assigns (including in each case subsequent holders of Executive Stock); provided
                                                                        --------
that Executive may not assign any of his rights under any other provision of
Part I of this Agreement except as part of a Transfer of Executive Stock in accordance with paragraphs 5 or 6.

          (f) Choice of Law. The corporate law of the State of Delaware will
              -------------
govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this

Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          (g) Remedies. Each of the parties to this Agreement will be entitled
              --------
to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and, except as otherwise provided in paragraph 10(d), that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (h) Amendment and Waiver. Except as otherwise expressly provided
              --------------------
herein, the provisions of this Agreement may be amended or modified only by written agreement of the Company, Executive and GTCR. No other course of dealing between the parties or third party beneficiaries hereof or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holders.

          (i) Survival of Representations and Warranties. All representations
              ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by Executive or on his behalf or by the Company or on its behalf.

          (j) Business Days. If any time period for giving notice or taking
              -------------
action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

          (k) Descriptive Headings: Interpretation. The descriptive headings of
              ------------------------------------
this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                                   * * * * *

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                           THE COINMACH CORPORATION

                                           By /S/ ROBERT M. DOYLE
                                              -----------------------
                                           Its Vice President
                                               ----------------------

                                           GOLDER, THOMA, CRESSEY, RAUNER
                                           FUND IV, L.P.

                                           By:  GTCR IV, L.P.


                                           Its: General Partner

                                           By:  Golder, Thoma, Cressey,
                                                Rauner, Inc.

                                           Its: General Partner


                                             By:  /S/ CARL D. THOMAS
                                                  ----------------------
                                             Its: Principal

                                           EXECUTIVE

                                           /S/ RUSSELL HARRISON
                                           -------------------------------
                                           Russell Harrisson

                                    CONSENT
                                    -------

         The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Executive Stock Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's shares of Common Stock under certain circumstances and imposes other restrictions on the transfer of such Common Stock. I agree that my spouse's interest in the Common Stock subject to this Agreement and any interest I may have in such Common Stock shall be irrevocably bound by this Agreement and further that my community or marital property interest, if any, shall be similarly bound by this Agreement.

                                                /S/ AGNES M. HARRISON
                                                ---------------------
                                                Spouse's Name:

                                                /S/ KELLY A. NEWELL
                                                ---------------------
                                                Witness